UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2020

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy		20131
(Address of Principal Executive Offices)		(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC

Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Dr. Emilio Hirsch to Board of Directors

Effective February 10, 2020, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Kaleyra, Inc. (the “Company”) appointed Emilio Hirsch, Ph.D., 54, as a Class I member of the Board effective February 10, 2020, to fill the vacancy on the Board resulting from the resignation of Mr. Simone Fubini as set forth below and to serve until the Company’s 2020 annual meeting of shareholders and until his successor is duly elected and qualified. The Board determined that Dr. Hirsch is “independent” pursuant to the applicable rules and regulations of the SEC and the New York Stock Exchange. In addition, Dr. Hirsch has been appointed a member of the Nominating and Governance Committee.

Dr. Hirsch is an affiliate and director of Esse Effe, S.p.A., a company with shares formed under the laws of Italy (“Esse Effe”). Esse Effe is the Company’s largest stockholder. Dr. Hirsch oversees Esse Effe’s holdings, particularly its real estate holdings. He graduated from the University of Torino in 1988, and also received his Ph.D. from the University of Torino in 1994. Dr. Hirsch has been since 2005 a Full Professor of Experimental Biology at the Medical School of the University of Torino, Italy, and the author of over two hundred and fifty publications. He is also an entrepreneur and has been attending board meetings of Kaleya, S.p.A., the Company’s wholly owned operating subsidiary, for the last four years and has great familiarity with the Company as a result.

Resignation of Mr. Simone Fubini from Board of Directors and Board Committee Changes

Effective February 10, 2020, Simone Fubini resigned as a Class I member of the Board of Directors of the Company due to personal health reasons. Mr. Fubini’s decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following the resignation of Mr. Fubini and the appointment of Dr. Hirsch, Mr. John Mikulsky, an existing member of the Nominating and Governance Committee has been appointed as its Chairman. Mr. Matteo Lodrini has been appointed to replace Mr. Fubini on the Compensation Committee.

Appointment of Mr. Dall’Aglio as Chief Financial Officer

As previously disclosed by the Company in its Current Report on Form 8-K as filed with the SEC on December 16, 2019 in the section entitled “Chief Financial Officer Transition” (the “CFO Transition 8-K”), Mr. Giacomo Dall’Aglio was appointed by the Board as the Company’s Executive Vice President, Acting Chief Financial Officer and Principal Accounting Officer. On February 10, 2020, the Board appointed Mr. Dall’Aglio as the Company’s permanent Chief Financial Officer, and he remains Executive Vice President and Principal Accounting Officer. The compensation for Mr. Dall’Aglio remains unchanged from the previous disclosure in the CFO Transition 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2020

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President